INVESTOR PRESENTATION March 2024 Reveal on Cumberland Fishers, IN

1 Table of Contents Overview 2 Recent Operating Metrics 3 Company History and Performance 4 – 6 Current Priorities / Business Plan 7 – 18 Differentiated Portfolio in Attractive Markets 19 – 24 Path to Long-Term Growth 25 Appendix 2024 Guidance 27 ESG Initiatives 28 Market Statistics 29 Value Add Summary 30 Demographic Profile 31 Market Profiles 32 – 46 End Notes 47 – 48 Definitions and Non-GAAP Financial Measure Reconciliations 49 – 51 Forward-Looking Statement 52

2 IRT Overview OWN AND OPERATE Sunbelt Exposure 75% of NOI 110 Communities 32,685 Units 6.4%(2) 2023 Portfolio Average Rental Rate Growth PORTFOLIO SUMMARY (1) SAME STORE HIGHLIGHTS Full Year 2023 (2) • Revenue growth: +5.7% Y-o-Y • Avg occupancy: -70bps to 94.0% • NOI growth: 5.7% Y-o-Y UPSIDE FROM VALUE ADD • Projects to date have generated a 19.5% unlevered return on interior costs and an avg rental increase of 19.4% (3) • ~17,000 units available for value add renovation $6.2B In gross assets FL GAALTX CO OK IL IN OH KY TN SC NC VA 2024 GUIDANCE • Same Store property revenue growth of 3.75% and NOI growth of 2.5% at the midpoint of our guided range(4) • Core FFO per share guidance range of $1.12-$1.16 All notations throughout this presentation appear as “End Notes” on pages 47-48. IRT’s Operating Communities Communities sold or to be sold as part of Portfolio Optimization Strategy

3 Strong Performance Across Key Operating Metrics Same Store Excluding Value Add Note: As of February 28, 2024, same-store portfolio occupancy was 94.5%, same-store portfolio excluding ongoing value add occupancy was 94.9% and value add occupancy was 93.4%. All notations throughout this presentation appear as “End Notes” on pages 47-48. Same Store Total (1)Same Store Value Add O cc u p an cy Sa m e St o re T o ta l Le as e o ve r Le as e R en t G ro w th (2) New Leases Renewals Blended 93.7% 94.6% 95.0% 94.9% 94.6% 85% 90% 95% 100% Q1 23 Q2 23 Q3 23 Q4 23 Q1 QTD 24 90.5% 92.5% 92.8% 93.3% 93.3% Q1 23 Q2 23 Q3 23 Q4 23 Q1 QTD 24 93.0% 94.1% 94.5% 94.5% 94.3% Q1 23 Q2 23 Q3 23 Q4 23 Q1 QTD 24 (3) (4) 2.7% 2.7% 0.6% -4.2% -2.3% -5% -4% -3% -2% -1% 0% 1% 2% 3% 4% Q1 23 Q2 23 Q3 23 Q4 23 Q1 QTD 24 5.0% 2.4% 4.9% 4.8% 4.5% 0% 1% 2% 3% 4% 5% 6% Q1 23 Q2 23 Q3 23 Q4 23 Q1 QTD 24 3.8% 2.5% 3.0% 0.2% 1.6% 0% 1% 2% 3% 4% 5% 6% Q1 23 Q2 23 Q3 23 Q4 23 Q1 QTD 24 (3)

4 Trade Street Acquisition Steadfast Acquisition Company History To ta l N u m b e r o f O p er at in g U n it s (2) Aug. 2013 Completes IPO; begins trading on the NYSE Sep. 2015 Acquires Trade Street Residential (NASDAQ: TSRE) for $264 mm Dec. 2016 Completes internalization of management (1) Apr. 2018 Commences first phase of value-add renovations initiative Dec. 2021 Acquires Steadfast Apartment REIT (“STAR”) for $2.6bn Oct. 2023 Announces Portfolio Optimization and Deleveraging Strategy Acquired 19 properties 4,989 units Acquired 68 properties 21,394 units (3) 2,790 8,819 13,724 12,982 14,017 15,880 15,554 15,667 35,498 35,526 34,431 32,685 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2023 Pro Forma ⁽⁴⁾

5 Source: Company reports; coastal peer group includes AVB, EQR, ESS, and UDR; non-gateway peer group includes CPT, CSR, MAA, and NXRT. Same store NOI growth and CFFO per share metrics are based on the definitions used by the peer group companies and may not be comparable. IRT is Delivering Industry Leading Operating Performance Relative to peers in non-gateway and coastal markets, IRT outpaced industry growth over the past few years and momentum is expected to continue due to our attractive location in sunbelt markets, as well as our investments in value add renovations and new development initiatives Same Store NOI Growth CFFO per Share Growth IRT Non-Gateway Coastal Peer Group 90 95 100 105 110 115 120 125 130 135 140 145 2019 2020 2021 2022 2023 2024 Guidance (Mid-Point) IRT Non-Gateway Coastal Peer Group IRT Non-Gateway Coastal Peer Group 90 95 100 105 110 115 120 125 130 135 140 145 150 155 2019 2020 2021 2022 2023 2024 Guidance (Mid-Point) IRT Non-Gateway Coastal Peer Group

6 Source: Bloomberg Market data as of February 22, 2024. Note: Represents compound total return, with dividends reinvested. Track Record of Value Creation IRT has a proven track record of outperforming its peers 1-Year 3-Year 5-Year Since IPO (1) 4% 15% 23% 99% -5% 5% 17% 141% -13% 17% 81% 240% -50% 0% 50% 100% 150% 200% 250% 300% RMS Multifamily Index IRT

7 Continue value add renovations at ~2,500 annually Current Priorities / Business Plan 1 Complete on-balance sheet and joint venture developments 2 Complete Portfolio Optimization & Deleveraging Strategy by exiting lower growth, single asset markets 3 Use free cash flow to further delever the balance sheet to ~5.0x 4 Drive on-site efficiencies through the use of technology 5 Los Robles San Antonio, TX Brunswick Point Leland, NC

8 In-Place Program Identified 2024 Starts Future Pipeline Total Units to Renovate 13,281 1,893 9,409 24,583 Units Renovated-to-Date (7,771) - - (7,771) Remaining Units to Renovate 5,510 1,893 9,409 16,812 Remaining Renovation Costs (3) $83 - $88 $28 - $30 $141 - $151 $252 - $269 Incremental NOI (4) $15- $16 $5- $5 $25 - $27 $45 - $48 Incremental Value Creation (5) $183 - $196 $63 - $67 $313 - $334 $559 - $597 Value Add Program: Improving Our Growth Profile Sizeable ~17,000 unit value add pipeline providing up to ~$600 million of incremental shareholder value Value Add Pipeline (2) ($ in millions) All notations throughout this presentation appear as “End Notes” on pages 47-48. IRT’s historical projects have generated an 17.7% return on investment across approximately 7,771 units, resulting in around $270 million of incremental value creation (1) 1

9 Value-Add Case Study: Avalon Oaks – Project Overview Before After Columbus, OH community acquired for $23.0mm in February 2018 ▪ Middle market community with 235 units that at the time of acquisition helped to increase our scale in the Columbus market ▪ Attractive Columbus submarket insulated from the new Class A construction ▪ Opportunity to reposition the community through value-add renovation – 97% occupied at acquisition – In-place asking rents approximately 7% below submarket competitive set – Strong demand for upgraded community – Potential for operating cost savings Added to our value-add program in February 2020 Upgrades include: ▪ Stainless steel appliances ▪ Painted cabinet boxes with new doors and resurfaced countertops ▪ Washers and dryers in each unit ▪ Clubhouse redesign with addition of business center ▪ New layout for fitness center and upgraded playground ▪ Laundry room conversion to pet spa As of December 2023, we have invested $6.2mm in the property including approximately $2.7mm through our value-add program and renovations are 89% complete 1

10 Value-Add Case Study: Avalon Oaks – The Economics $23.0 $6.2 $19.0 $48.2 Purchase Price Invested Capital Value Created Total Value At Acquisition (2/27/2018) 12/31/2023 Change Revenue (TTM) $2.6mm $4.0mm +52% NOI (TTM) $1.4mm $2.6mm +89% NOI Margin 52.6% 66.9% +1,430 bps Average Effective Monthly Rent $868 $1,376 +59% Achieved outsized value creation ▪ Post renovation community is valued at $48.2mm(1), representing an increase of 109% from acquisition ▪ Incremental value creation of $19.0mm, after renovation investment. On an equivalent cap rate basis, incremental value creation represents an 83% increase from acquisition. ▪ Enhanced resident profile, resulting in a 58.6% average effective monthly rental rate increase as of December 2023 ▪ Generated unlevered ROI of 30% on total renovation costs ____________________ Note: Dollars in millions except average monthly rental rate. (1) Assumes exit cap rate of 5.25% 1

11 Value-Add Case Study: Rocky Creek – Project Overview Before After Acquired in July 2019 for $48.0mm this was our 3rd community in Tampa, FL market ▪ Located in West Tampa, this property was built in 1999 and has 264 units ▪ Convenient access to major employment centers including Westshore area to the south, Carillon Office Park in St. Petersburg and downtown Tampa ▪ Value-add opportunity allows for the community to notably increase – 96% occupied prior to renovations – Proven demand for upgraded product with renovated unit average rents below competing new construction but above older communities Renovations began March 2021 Upgrades include: ▪ Clubhouse renovation including courtyard ▪ New pool house with enhanced grilling stations, putting green and fire pit ▪ Updated kitchens and bathrooms ▪ New vinyl plank flooring ▪ Washers and dryers in every unit As of December 2023, we have invested $6.7mm in the property include approximately $3.3mm through our value-add program and renovations are 81% complete 1

12 Value-Add Case Study: Rocky Creek – The Economics $48.0 $6.7 $18.7 $73.4 Purchase Price Invested Capital Value Created Total Value At Acquisition (7/11/2019) 12/31/2023 Change Revenue (TTM) $4.2mm $6.1mm +45% NOI (TTM) $2.6mm $3.9mm +52% NOI Margin 61.1% 63.4% +230 bps Average Effective Monthly Rent $1,256 $1,875 +49% Achieved outsized value creation ▪ Post renovation community is valued at $73.4mm(1), representing an increase of 53% from acquisition ▪ Incremental value creation of $18.7mm, after renovation investment. On an equivalent cap rate basis, incremental value creation represents a 39% increase from acquisition. ▪ Enhanced resident profile, resulting in a 49% average effective monthly rental rate increase as of December 2023 ▪ Generated unlevered ROI of 34% on total renovation costs ____________________ Note: Dollars in millions except average monthly rental rate. (1) Assumes exit cap rate of 5.0% 1

13 Real Estate Under Development: Expected to Generate Strong NOI Total Projected Development Spend ~$103M Q1 2025 Construction Starts Q3 2021 Delivery period Q4 2023 Est. Stabilization 53% Occupied(1) Feb 2024 Flatirons Apartment Denver, CO Costs NOI In Place NOI – Q4 2023 $271k / In lease-up # of Units 325 At Stabilization ~$6.9m/yr Destination at Arista Denver, CO Total Projected Development Spend ~$120M Q1 2026 Construction Starts Projected delivery Q4 2024 Est. Stabilization In Place – Q4 2023 $0 / In Development Q4 2022 # of Units 296 At Stabilization ~$6.8m/yr Costs NOI Q2 2023 2

14 Joint Venture Communities: Selected Case Studies ▪ Year Built: 2023 ▪ Status: In lease up ▪ Units: 402 units ▪ Rents have increased 10% since we underwrote the community The Mustang (2) Dallas, TX The Crockett Nashville, TN Metropolis at Innsbrook Richmond, VA ▪ Year Built: 2023 ▪ Status: In lease up ▪ Units: 199 units (1) ▪ Rents have increased 12% since we underwrote the community ▪ Year Built: Delivery expected in 4Q 2024 ▪ Status: Under Construction ▪ Units: 275 units ▪ Located in a master planned community with office and retail offerings, including several Fortune 500 company headquarters We invest in communities that allow us to enter and grow in a target market at a superior cost per unit. We identify local developers with the expertise to complete the developments and only invest when the ground is fully approved and the community is ready for development. 2

3 Portfolio Optimization and Deleveraging Strategy

- **Strategy was announced in October 2023**
- **Disposition of 10 non-core properties (~2,750 units) in 7 markets**
  - 9 communities acquired in 2021 as part of the STAR merger
- **Aggregate gross sales proceeds of approximately $525mm to be utilized to immediately pay down ~$519mm of debt**
- **~$196mm of debt paid down in 2023 and the following repayment amounts are expected in 1Q 2024:**
  - ~$122mm of property level secured debt
  - ~$53mm of other secured debt
  - ~$148mm of outstanding borrowings on the line of credit
- **Weighted average disposition economic cap rate of 5.80% [1]**
- **Key elements of the disposition rationale:**
  - Exit selected markets
  - Improve portfolio operating efficiencies
  - Accelerate deleveraging path while reducing secured debt and near-term maturities
  - Repay amounts outstanding on the revolving line of credit thereby increasing financial flexibility and liquidity
  - Improve unencumbered asset pool and related ratios
  - Expected to breakeven on a cash flow basis after accounting for the annual cap ex requirements on these assets
- **As of February 15, 2024, 6 communities have been sold (including 4 communities sold in December 2023) and 4 communities are under contract for sale and expected to be sold in the remainder of 1Q 2024**

Communities Identified for Sale



CO
IL
IN
VA
NC
GA
TX

Selected Impact to Portfolio & Balance Sheet

	12/31/2023 Actual	12/31/2023 Pro Forma
Consolidated Operating Communities[2]	116	110
Total Operating Units[3]	34,431	32,685
Average Effective Monthly Rent[4]	$1,558	$1,555
Net Debt / TEV[5]	42%	39%
Net Debt / LOA Adjusted EBITDA[6]	6.7x	6.2x

Note: Pro forma for the completion of the Portfolio Optimization and Deleveraging Strategy

15
INDEPENDENCE REALTY TRUST

16 Deleveraging: Where We Are and Where We Are Going • Organic NOI growth from stabilized portfolio consistent with long-term historical growth rates • Higher NOI from ongoing value add renovations consistent with historical track record • Incremental NOI from delivery of two Denver, CO development projects • Completion of our Portfolio Optimization and Deleveraging Strategy to exit single-asset markets and pay down debt Net Debt to Adjusted EBITDA Progressing Towards Our Accelerated Target of Low-5’s by Year-End 2025 Through the Following Drivers: 8.2x 7.7x 6.9x 6.7x High-5’s Low-5’s Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024e Q4 2025e 4

17 58.1% 41.9% Maintain a Simple Capital Structure $6.1bn Common Equity Debt • Simple capital structure consisting of secured and unsecured debt • Maintain conservative financial and credit policies and expect to further deliver the balance sheet through organic NOI & EBITDA growth and excess cash flows. • Transitioning to a predominantly unsecured capital structure • 97% of debt is fixed rate (or hedged), further de-risking the balance sheet • Minimal near-term maturities with a focus on improving our leverage profile and achieving an investment grade rating Total Capitalization (1) Balance Sheet Highlights Debt Maturity Schedule All notations throughout this presentation appear as “End Notes” on pages 47-48. $67 $139 $588 $25 $1,055 $642 $22 $138 $439 $23 $1,040 $531 2024 2025 2026 2027 2028 Thereafter Actual Debt Proforma Debt ($ in millions) ~8% of IRT’s debt matures through end-2025, lowest among public peers % of total 3% 1% 6% 6% 23% 20% 1% 1% 42% 47% 26% 24% 4

18 Continuing Our Efforts in Technology Business Intelligence For Property Managers Value Add ERP Platform Incident Reporting App Month-End Close Automation Property Phone System Standardization & Consolidation Our Goals Offer a Superior Prospect & Resident Experience Automate Processes to Lower Operating Expenses Improve Sustainability & Social Responsibility Create Empowered, Efficient, Engaged On-Site Teams Current Priorities Leverage Data for Learning & Prediction AI & Self-Service Tools for Applicants, Residents & Collections Technology Enablement for Centralization of Property Operations Property Support Task Routing & Automation Platform Machine Learning, Artificial Intelligence, & Predictive Analytics Data Platform: Development & Integration Next-Gen Automated Income Screening Data Platform: Design & Engineering Unit Amenity Audit App AI Invoice & PO Processing Next-Gen Automated Identity Verification Leasing & Property Management Centralization Pilot Punch-Out Catalog Purchasing ML Models: Debt Prediction, Intent Analysis, & Fraud Detection Significant Accomplishments Last 12 Months 5

19 75% Class B community profile is highly defensive during times of economic stress Established a Differentiated Portfolio in Attractive Markets Benefit from favorable resident demographics Focused on the high growth Sunbelt & Midwest regions Possess a unique hedge against new supply Well-positioned in markets that support rental demand The Enclave at Tranquility Lake Riverview, FL Destination at Arista Broomfield, CO 1 2 3 4 5

1 Defensive Middle Market Communities, Positioned to Perform Even in Tough Economic Times

A

- Higher income residents move down in a recession
- Renters move down to Class B as rent increases outstrip income growth

B

- Capture households moving down in a recession
- Capture seniors who sell homes to fund retirement
- Capture individuals/families moving up with career progression

C

- Lower income residents move up as income grows

Class B Positioning:

- Most opportunity to consistently increase rents
- Less exposure to homeownership
- Less likely to be impacted from new construction

Sample Resident Demographic:

- Value driven
- Middle income category
- Renters by necessity

Residents Require Accommodations That Are:

- Affordable
- Well maintained, spacious, comfortable, clean and modern
- Equipped with state-of-the-art amenities
- Conveniently located

Multifamily exposure is a natural inflation hedge due to our ability to reset rents annually.
Our portfolio of 75% Class B communities is highly defensive during recessionary periods.

20

INDEPENDENCE REALTY TRUST

21 IRT’s Resident Demographic Trends Are Favorable Recent residents in IRT’s top 10 markets are in their mid-30s and make an average annual income of ~$85,000, resulting in a ~22% rent to income(1) Market Resident Average Age(1) 1 Atlanta, GA 38 2 Dallas, TX 37 3 Denver, CO 37 4 Columbus, OH 38 5 Raleigh-Durham, NC 37 6 Indianapolis, IN 37 7 Oklahoma City, OK 36 8 Tampa-St. Petersburg, FL 35 9 Nashville, TN 40 10 Houston, TX 41 PORTFOLIO AVERAGE 37 Market Rent/ Income(1) 1 Atlanta, GA 22.6% 2 Dallas, TX 22.5% 3 Denver, CO 28.0% 4 Columbus, OH 19.7% 5 Raleigh-Durham, NC 22.1% 6 Indianapolis, IN 21.2% 7 Oklahoma City, OK 18.4% 8 Tampa-St. Petersburg, FL 22.6% 9 Nashville, TN 21.5% 10 Houston, TX 21.3% PORTFOLIO AVERAGE 21.5% Top 10 IRT Markets by NOI 130 Communities 37,828Units $6.2B In gross assets TBU Desktop GA TX CO OK IN OH FL TN NC Market Average Income 1 2 3 4 5 1 Atlanta, GA $84,530 2 Dallas, TX $92,793 3 Denver, CO $77,698 4 Columbus, OH $89,815 5 Indianapolis, IN $79,596 6 Raleigh-Durham, NC $83,658 7 Oklahoma City, OK $81,429 8 Tampa-St. Petersburg, FL $90,617 9 Nashville, TN $89,402 10 Houston, TX $83,401 PORTFOLIO AVERAGE $86,352 Top 5 Employment Sectors(1) Services/Retail Professional Healthcare Technology Sales Engineering Self Employed Construction Student/Education Hospitality Key 2

22 TOP 10 MARKETS Our Portfolio is Focused On the High Growth Sunbelt & Midwest Regions PORTFOLIO SUMMARY IRT owns 110 communities and has 2 communities under development across resilient, high growth markets Geographic Distribution Operating Communities • Strong presence in high growth metros including Atlanta, Charlotte, Tampa, Dallas, Denver and Nashville; exited markets with slower growth and higher costs • Sunbelt and Midwest regions have exhibited strong fundamentals with favorable population migration trends due to a lower cost of living, better tax policy and growing economic opportunity (2) Average community age (2) 22 years 130 Communities 37,828Units $6.2B In gross assets TBU Desktop FL GAALTX CO OK IL IN OH KY TN SC NC VA Sunbelt Exposure Communities | 78 Units | 24,221 % of NOI | 75% (1) Market Units % Unit % NOI Atlanta 5,180 16% 15% Dallas 4,007 12% 14% Nashville 2,147 7% 5% Denver 1,397 4% 5% 1,979 Raleigh-Durham 6% 5%Indianapolis 1,690 8% 7%Columbus 2,510 5% 5% Houston 1,308 4% 3% Tampa 1,452 4% 5% Total 23,178 71% 71% Note: Sunbelt markets defined as AL, FL, GA, NC, OK, SC, TN and TX. Oklahoma City 1,508 5%5% Communities to be sold as part of Portfolio Optimization Strategy (1) 3

23 The Impact of New Supply on IRT Will Not Be Significant Estimated new apartment deliveries from 2024 through 2026 in IRT's markets, as a percentage of existing apartment inventory, are expected to decline over this 3-year period IRT's Class B communities do not directly compete with new Class A development On average, IRT’s rent vs. new construction suburban rent was lower by ~$660 per month or 30%(2) (1) ~ ~ ~ 3.7% 3.6% 4.8% 3.1% 2.3% 2.0% 2021 2022 2023 2024 E 2025 E 2026 E New Deliveries as a % of Existing Inventory $0 $500 $1,000 $1,500 $2,000 $2,500 Atlanta Dallas - Fort Worth Columbus Denver Oklahoma City Indianapolis Tampa Nashville Memphis Houston IRT Top 10 Markets Avg IRT In Place Rents New Construction Rents 30% lower rents 4

24 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 Atlanta - GA Columbus - OH Dallas-Fort Worth - TX Denver - CO Houston - TX Indianapolis - IN Memphis - TN Nashville - TN Oklahoma City - OK Tampa - FL IRT Top 10 Markets WAV IRT In-Place Monthly Rent Homeownership Cost Rent vs. Buy Differential Will Support Rental Demand in 2024 • Median home price is approximately $425,000(1) across IRT’s top 10 markets(2) weighted by NOI at the zip code level • With interest rates expected to remain higher for longer, mortgage rates will remain high and support rental demand • Monthly Cost Premium to buy and own a home today ranges from 33% - 187% higher than IRT’s top 10 markets’ rents • Monthly Ownership Costs(3) assume a 20% down payment and monthly estimates for insurance and real estate taxes Home Ownership Monthly Cost(2) vs IRT In-Place Rents On Average, Ownership Costs are 33% - 187% higher than IRT’s Rent 87% more to own a home 5

25 Compelling Investment Opportunity With a Path to Long-Term Growth Leading Multifamily REIT, Well-Positioned in Class B Communities, Focused on the High-Growth U.S. Sunbelt Region Talison Row at Daniel Island Charleston, SC Eleven10 at Farmers Market Dallas, TX North Park at Eagle’s Landing Stockbridge, GA Investing in Technology to Create Operational Efficiencies and Focusing on Our ESG Initiatives in Support of Our People & Communities Strong Long-Term Growth Profile Supported by a Value Add Pipeline, New Development Initiatives and Joint Ventures Continuing to Improve Leverage Through Organic Growth and Reinvestment of Excess Cash Flow IRT Has Built a Company that is Well-Positioned at All Points of Market Cycles and Able to Capture Future Growth Opportunities

Appendix & Definitions Oxmoor Louisville, KY

Full Year 2024 Guidance

2024 Full Year EPS and CFFO Guidance (1)(2)

	Low	High
Earnings per share	$0.40	$0.44
Adjustments:		
Depreciation and amortization	0.87	0.87
Gains on sale of real estate assets (3)	(0.11)	(0.11)
FFO per share	1.16	1.20
Loan (premium accretion) discount amortization, net	(0.04)	(0.04)
CORE FFO per share	$1.12	$1.16

CORE FFO
($s in millions)



68.5
75.9
92.0
247.4
263.9
263.2
2019
2020
2021
2022
2023
2024E

Key Operating Assumptions

Same Store Communities	2024 Outlook (4)
Number of communities/units	109 communities/32,507 units
Property revenue growth	3.0% to 4.5%
Controllable operating expense growth	4.9% to 5.9%
Real estate tax and insurance expense growth	6.1% to 7.1%
Total operating expense growth	5.4% to 6.4%
Property NOI growth	1.0% to 4.0%

Corporate Expenses

General & administrative expenses and Property management expenses	$51.5 to $54.5 million
Interest expense (5)	$83.0 to $85.0 million

Transaction/Investment Volume

Acquisition volume	None
Disposition volume (6)	$324 million

Capital Expenditures

Recurring	$21 to $23 million
Value add & non-recurring	$83 to $85 million
Development	$54.5 to $55.5 million

All notations throughout this presentation appear as "End Notes" on pages 47-48.

27

INDEPENDENCE REALTY TRUST

28 Focusing on Our ESG Initiatives Find out more on the Sustainability page of IRT’s Investor Relations website at http://investors.irtliving.com. Diversity, Equity and Inclusion Committee formed to ensure a culture of understanding and respect as representation across gender, race, age and sexual orientation are all important factors to our success Sustainability Committee’s efforts protect and create a positive impact on the environment, specifically water conservation, energy management, reduced consumption, waste management, electric vehicle chargers Charitable and Philanthropic Initiatives with participation in organizations fighting against poverty and homelessness Our Board’s Guidelines reflect a strong commitment to the strength and success of the Company; Promote Shareholder Engagement Provide a Residence Proud to Call Home, with enhanced amenities, a robust maintenance program and resident & community events We believe that operating multifamily real estate can be conducted with a conscious regard for the environment and wider society

29 Assets Demonstrate Attractive Apartment Industry Dynamics Low Homeownership More Insulated from New Supply ◼ The national Class B vacancy rate remains resilient to supply and demand shocks with 2024 projected spreads in vacancy rates between Class A & B, with Class B at 7.2% and Class A at 9.6% o The majority of new supply remains concentrated in gateway markets, and competes with existing Class A communities for renters by choice compared to renters by necessity in Class B communities Homeownership Data Source: U.S Census Bureau as of Q4 2023. New Completions (Supply) Data Source: CoStar Q4 2023 Data Release. ◼ Growth in households increases the pool of renters, even more so during periods of reduced homeownership o The homeownership rate was 65.7% in Q4 2023 down from an uptick in Q2 2020 to 67.9% and the 69.2% in Q4 2004 (the peak) ◼ Homeownership affordability remains challenging for many households, especially first-time buyers. Lack of for-sale housing inventory, elevated mortgage rates and rising insurance costs continue to make homeownership unattainable or unattractive to many households. The Favorable Fundamentals of Our Markets Drive Demand for Our Assets 60.0% 61.0% 62.0% 63.0% 64.0% 65.0% 66.0% 67.0% 68.0% 69.0% 70.0% 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 1 9 81 1 9 83 1 9 85 1 9 87 1 9 89 1 9 91 1 9 93 1 9 95 1 9 97 1 9 99 2 0 01 2 0 03 2 0 05 2 0 07 2 0 09 2 0 11 2 0 13 2 0 15 2 0 17 2 0 19 2 0 21 H o m e o w n e rs h ip R at e U n it s C o m p le te d Single Family Multifamily Homeownership Rate 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 0 25,000 50,000 75,000 100,000 125,000 150,000 175,000 200,000 225,000 250,000 275,000 300,000 325,000 350,000 375,000 400,000 425,000 450,000 475,000 500,000 525,000 550,000 575,000 600,000 625,000 2 0 05 2 0 06 2 0 07 2 0 08 2 0 09 2 0 10 2 0 11 2 0 12 2 0 13 2 0 14 2 0 15 2 0 16 2 0 17 2 0 18 2 0 19 2 0 20 2 0 21 2 0 22 2 0 23 2 0 24 V ac an cy R at e ( % ) C o m p le ti o n s (U n it s) Completions Projected Completions Class A Vacancy Class BC Vacancy

IRT Value Add Summary

Project Life to Date as of December 31, 2023

Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (1)	% Rent Increase	Renovation Costs per Unit (2) Interior	Exterior	Total	ROI - Interior Costs (3)	ROI - Total Costs (3)
Ongoing											
Memphis, TN	1	362	283	276	384	33.8%	15,547	807	16,354	29.7%	28.2%
Indianapolis, IN	1	236	184	178	282	24.0%	15,583	1,484	17,067	21.7%	19.8%
Raleigh-Durham, NC	1	318	228	228	217	16.0%	15,942	1,046	16,988	16.4%	15.4%
Tampa-St. Petersburg, FL	2	612	364	373	368	23.6%	16,183	1,481	17,664	27.3%	25.0%
Austin, TX	1	256	151	153	240	14.1%	17,742	1,486	19,228	16.2%	15.0%
Atlanta, GA (4)	4	1,920	1,123	1,112	258	17.5%	16,660	1,824	18,484	18.5%	16.7%
Nashville, TN	1	418	241	230	160	8.9%	16,316	1,321	17,637	11.7%	10.9%
Oklahoma City, OK	3	793	427	411	155	16.3%	17,535	1,521	19,056	10.6%	9.8%
Dallas, TX	4	1,199	498	481	287	17.7%	19,071	2,102	21,173	18.1%	16.3%
Columbus, OH	4	1,098	356	340	289	20.7%	14,134	1,023	15,157	24.5%	22.9%
Total/Weighted Average	**22**	**7,212**	**3,855**	**3,782**	**$265**	**19.0%**	**$16,635**	**$1,548**	**$18,183**	**19.1%**	**17.5%**
Future (5)											
Atlanta, GA	2	648	-	-	-	-	-	-	-	-	-
Oklahoma City, OK	1	294	-	-	-	-	-	-	-	-	-
Dallas, TX	1	263	-	-	-	-	-	-	-	-	-
Denver, CO	1	252	-	-	-	-	-	-	-	-	-
Lexington. KY	1	436	-	-	-	-	-	-	-	-	-
Total/Weighted Average	**6**	**1,893**	-	-	-	-	-	-	-	-	-
Completed (6)											
Wilmington, NC	1	288	288	287	77	7.2%	8,120	56	8,176	11.4%	11.3%
Raleigh-Durham, NC	1	328	325	323	195	18.0%	14,648	2,108	16,756	15.9%	13.9%
Louisville, KY	2	728	719	773	218	23.7%	15,472	2,173	17,645	16.9%	14.8%
Memphis, TN	2	691	646	643	189	18.6%	11,773	974	12,747	19.3%	17.8%
Columbus, OH	3	763	694	688	207	22.4%	10,162	666	10,828	24.5%	23.0%
Atlanta, GA	2	754	682	679	210	20.1%	9,129	1,398	10,527	27.6%	24.0%
Tampa-St. Petersburg, FL	2	624	562	560	227	19.1%	13,373	1,482	14,855	20.4%	18.3%
Total/Weighted Average	**13**	**4,176**	**3,916**	**3,953**	**$199**	**19.8%**	**$11,906**	**$1,305**	**$13,211**	**20.1%**	**18.1%**
Grand Total/Weighted Average	**41**	**13,281**	**7,771**	**7,735**	**$231**	**19.4%**	**$14,241**	**$1,475**	**$15,716**	**19.5%**	**17.7%**

All notations throughout this presentation appear as “End Notes” on pages 47-48.

30

INDEPENDENCE REALTY TRUST

31 IRT Resident Demographics at a Glance(1) All notations throughout this presentation appear as “End Notes” on pages 47-48. 47% 53% Gender Breakdown 79% 21% Marital Status Average Resident Age: 37 Residents make up a diverse job pool Top Industries of Residents: 1. Services 2. Medical Services 3. Professional 4. Technology 5. Sales Male Female Single Married Residents moving to our communities: 18% are from out-of-state 27% of those from out-of-state are from either the West Coast, IL or the Northeast Young, growing resident population benefiting from amenity-rich communities without overextending on rent Average Rent to Income of Our Newest Residents(2) 22%

32 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators Communities located within 5 min. of major highways Communities located in top school districts Benefiting from suburban sprawl, well-positioned in MSA with growing ancillary job markets Major company presence in Atlanta include: Our Markets | Atlanta(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials Atlanta represents 16.1% of IRT’s Proforma NOI (3) Pointe at Canyon Ridge Sandy Springs, GA Waterstone at Big Creek Alpharetta, GA 0.93% 3.83% 1.70% 2021 2022 2023 0.80% 2.11% 1.21% 2021 2022 2023 2.95% 2.91% 4.63% 2021 2022 2023

33 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators 9th largest city in the U.S. by population 4 The Dallas MSA has had the largest population growth within the past 10 years 5 Dallas accounts for nearly 8% of all financial service jobs in the Southwest region6 Major employers include: Our Markets | Dallas(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials (4) 2020 Census Data (5) Freddie Mac Report as of January 2021 (6) Fannie Mae Multifamily Metro Outlook 2021 Q3 Dallas represents 12.8% of IRT’s Proforma NOI (3) Avenues at Craig Ranch Dallas, TX Vue at Knoll Trail Dallas, TX 5.46% 2.84% 4.47% 2021 2022 2023 1.61% 3.67% 1.07% 2021 2022 2023 2.88% 6.07% 3.26% 2021 2022 2023

34 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators Population growth in the metro area is expected to exceed 5.5% over the next five years4 The MSA had the 10th largest population increases from 2010-20195 Major employers include: Our Markets | Denver(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 (5) Freddie Mac Report as of January 2021 Denver represents 5.5% of IRT’s Proforma NOI (3) Destination at Arista Broomfield, CO Bristol Village Aurora, CO 2.40% 2.70% 1.09% 2021 2022 2023 0.26% 0.67% 1.10% 2021 2022 2023 -0.02% 2.99% 0.33% 2021 2022 2023

35 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators 14th largest city in the U.S. by population4 Strong accessibility to major highway I-270 Near thriving employment hubs such as Rickenbacker International airport Class B communities insulated from new Class A construction Major employers, and companies with headquarter-presence include: Our Markets | Columbus (1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials (4) 2020 Census Data Columbus represents 7.0% of IRT’s Proforma NOI (3) Bennington Pond Apartments Groveport, OH Schirm Farms Canal Winchester, OH -2.59% 3.61% 2.54% 2021 2022 2023 -0.74% -1.11% 0.14% 2021 2022 2023 1.88% 1.43% 4.23% 2021 2022 2023

36 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators Located within 5 min. of major highways Benefiting from the proximity to growing industrial footprint Each community is in a top school district in the market Burgeoning tourism hub Major employers include: 5.08% 0.00% 0.00% 2021 2022 2023 Our Markets | Louisville(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials Louisville represents 5.6% of IRT’s Proforma NOI (3) Prospect Park Apartment Homes Louisville, KY Meadows Apartment Homes Louisville, KY -0.09% 0.04% 0.29% 2021 2022 2023 -1.21% 2.45% 1.25% 2021 2022 2023

37 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators 15th largest city in the U.S. by population Communities located in top school districts Experienced outsized job growth in health care and retail trade industries Major employers include: Our Markets | Indianapolis(1) Indianapolis represents 5.4% of IRT’s Proforma NOI (3) Bayview Club Apartments Indianapolis, IN Reveal on Cumberland Indianapolis, IN Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials 2.09% 2.93% 1.28% 2021 2022 2023 0.66% 1.25% 0.46% 2021 2022 2023 0.54% 4.39% 1.79% 2021 2022 2023

38 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators Communities located within 5 min. of major throughways Easy access to local retail centers Concentration around Research Triangle Park Many companies have a strong presence in the area, including: Our Markets | Raleigh–Durham(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials Raleigh-Durham represents 5.6% of IRT’s Proforma NOI (3) Creekstone at RTP Durham, NC Waterstone at Brier Creek Raleigh, NC 1.40% 3.86% 7.49% 2021 2022 2023 2.14% 3.97% 1.09% 2021 2022 2023 3.27% 4.11% 3.68% 2021 2022 2023

39 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators The metro’s population grew 0.5% this year, which was above the 0.2% national average4 Actively executing the redevelopment of its downtown area5 Located within 5 min. of major highways and retail Major employers include: Our Markets | Oklahoma City(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Oklahoma City represents 5.4% of IRT’s Proforma NOI (3) Windrush Oklahoma City, OK Augusta Oklahoma City, OK 0.90% 1.69% 2.93% 2021 2022 2023 0.98% 1.99% 0.45% 2021 2022 2023-1.62% 3.61% 1.35% 2021 2022 2023

40 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators Job growth is expected to be 2.7% annually through 2025, compared to 1.7% nationally4 Houston sits at #2 for the Top ten MSAs by population growth (2010-2019)5 Major employers include: Our Markets | Houston(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 (5) Freddie Mac Report as of January 2021 Houston represents 3.2% of IRT’s Proforma NOI (3) Carrington Park at Huffmeister Houston, TX Carrington Place Houston, TX -1.01% 5.05% 2.16% 2021 2022 2023 1.21% 2.95% 1.26% 2021 2022 2023 5.68% 3.77% 5.79% 2021 2022 2023

41 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators $3 billion Water Street mixed-use investment backed by Jeff Vinik and Bill Gates is underway downtown Major companies have committed to a major presence in the market such as: Our Markets | Tampa(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials Tampa represents 5.3% of IRT’s Proforma NOI (3) Lucerne Tampa, FL Vantage on Hillsborough Tampa, FL 2.78% 5.08% 2.09% 2021 2022 2023 1.45% 3.22% 0.88% 2021 2022 2023 1.76% 3.39% 3.58% 2021 2022 2023

42 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators Metro area job growth expected to outpace the national rate through 20254 Oracle plans to expand in the market. Adding 8,500 jobs and will invest $1.2 billion in the new project Major employers include: Our Markets | Nashville(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Nashville represents 5.1% of IRT’s Proforma NOI (3) Landings of Brentwood Brentwood, TN Stoneridge Farms Smyrna, TN 2.33% 6.04% 2.45% 2021 2022 2023 0.98% 2.67% 1.14% 2021 2022 2023 4.09% 6.35% 5.08% 2021 2022 2023

43 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators Memphis has all the amenities of a large city with a cost of living more than 20% below the national average4 Tennessee is one of the lowest-taxed states per capita in the nation4 Major employers include: Our Markets | Memphis(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials (4) Greater Memphis Chamber of Commerce Memphis represents 4.4% of IRT’s Proforma NOI (3) Walnut Hill Memphis, TN Stonebridge Crossing Memphis, TN 0.89% 1.16% 0.71% 2021 2022 2023 -1.15% 2.93% -0.10% 2021 2022 2023 -0.24% -0.36% 0.19% 2021 2022 2023

44 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators Metro area ranked 1st in 2020 projected rent growth of the top 100 metros by population1 Major employers include: Our Markets | Huntsville(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials Huntsville represents 3.4% of IRT’s Proforma NOI (3) Bridgepoint Huntsville, AL Legacy at Jones Farm Huntsville, AL 3.47% 4.40% 3.30% 2021 2022 2023 1.92% 3.81% 1.01% 2021 2022 2023 7.92% 4.54% 10.51% 2021 2022 2023

45 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators 16th largest city in the U.S. by population4 Long-term demand fundamentals are favorable with outsized population growth projected in the key age group of 20-34 5 Job growth driven by an economic shift away from a manufacturing economy toward a service economy Major employers include: Our Markets | Charlotte(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials (4) 2020 Census Data (5) Fannie Mae Multifamily Metro Outlook 2021 Q3 Charlotte represents 2.9% of IRT’s Proforma NOI (3) Fountains Southend Charlotte, NC Vesta City Park Charlotte, NC 1.64% 3.51% 3.54% 2021 2022 2023 1.53% 3.34% 1.44% 2021 2022 2023 6.06% 4.08% 7.66% 2021 2022 2023

46 Community Map Job Growth Population Growth Supply Growth 2 2023 Job Growth National Average 1.28% Gateway Markets 1.37% 2023 Population Growth National Average 0.43% Gateway Markets 1.02% Differentiators Established tourism hub Centrally located in FL, easily accessible to drive to and from close markets Job growth is expected to be at 3.4% annually through 2025, compared to 1.7% nationally4 Major employers include: Our Markets | Orlando(1) Footnotes: (1) CoStar 2023 Q4 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2023 Full Year Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Orlando represents 1.0% of IRT’s Proforma NOI (3) 202320222021 Millenia 700 Orlando, FL -0.02% 6.01% 2.23% 1.12% 3.44% 1.61% 2021 2022 2023 1.71% 2.67% 1.19% 2021 2022 2023

47 Slide 2 (1) Portfolio Summary data is as of December 31, 2023 or full year 2023, as applicable, and is pro forma for completion of property sales included in our Portfolio Optimization Strategy. (2) Highlights are for the IRT same store portfolio for the twelve months ended December 31, 2023 vs. the twelve months ended December 31, 2022. NOI is a non-GAAP financial measure. See slides 49-51 for definitions and reconciliations. (3) Return on investment or ROI throughout this presentation is calculated as rent premium per unit per month, multiplied by 12 months, dividend by interior renovation costs or total renovation costs, as applicable. Rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit. Project results are through December 31, 2023. (4) This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2024 CFFO could vary significantly from the projections presented. See “Forward- Looking Statement” at the end of this presentation. Slide 3 (1) Same-store portfolio includes 106 properties, which represent 31,829 units. (2) Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9- 13 months. (3) 1Q 2024 QTD average occupancy is through February 28, 2024. 1Q 2024 QTD new lease and renewal rates are for leases commencing during 1Q 2024 that were signed as of February 28, 2024. (4) As of February 28, 2024, same-store portfolio occupancy was 94.5%, same-store portfolio excluding ongoing value add occupancy was 94.9% and value add occupancy was 93.4%. Slide 4 (1) A wholly-owned subsidiary of RAIT Financial Trust (NYSE: RAS) acted as IRT’s external advisor until IRT internalized the advisor in December 2016. (2) Number of operating units reflects all consolidated properties, at 100%, excluding properties under development. (3) Excludes acquisition of 2 properties (621 units) under development. (4) Pro forma for the completion of the Portfolio Optimization and Deleveraging Strategy. See page 26 and Appendix for further detail. Slide 6 (1) IPO date of August 13, 2013. Slide 8 (1) Calculated as incremental NOI, divided by a 5.5% cap rate, net of capital investment. Incremental NOI of $21.5 million equates to total units completed to date of 7,771 multiplied by $231 rent premium annualized. Total costs-to-date of $122.1 million equates to total units completed to date multiplied cost per unit of $15,716. (2) Value add pipeline data is as of December 31, 2023. These projections constitute forward-looking information. See “Forward-Looking Statement” at the end of this presentation. (3) Illustrative estimated cost / unit ranging from $15,000 to $16,000. (4) Illustrative 17.7% annual ROI based on IRT’s historical returns. (5) Calculated as incremental NOI, divided by 5.5% cap rate net of capital invested. Slide 13 (1) Occupancy % is calculated using the leased or occupied units, as applicable, divided by the number of delivered units. Slide 14 (1) Excludes 209 units from Views of Music City phase II. (2) Image represents a rendering of the community. Slide 15 (1) Calculated using forward twelve-month NOI after recurring Cap Ex. (2) Including one consolidated joint venture operating community and excluding properties under development. (3) Includes 178 consolidated joint venture operating units at 100%. Excludes 621 consolidated units under development and 653 unconsolidated joint venture units under development. (4) For the consolidated portfolio for the three months ended December 31, 2023. Excludes development projects. (5) Stock price as of February 9, 2024. (6) LQA EBITDA for 2023 is excluding EBITDA generated from 4 properties that were sold in 4Q 2023 as part of the Portfolio Optimization and Deleveraging Strategy. End Notes

48 End Notes (continued) Slide 17 (1) Market data as of December 31, 2023. Slide 21 (1) All resident demographic data is self-reported by residents. Average age, average income, and rent-to-income ratio are for residents that have moved in during the three months ending December 31, 2023. Employment sector data is for all residents as of December 31, 2023. Slide 22 (1) Portfolio Summary as of December 31, 2023, NOI for 4Q 2023 and total communities as of December 31, 2023. (2) Includes communities located in Denver, Fort Collins, Colorado Springs and Loveland, CO. Slide 23 (1) New deliveries as a % of existing inventory are from CoStar’s Q4 2023 data release and are specific to IRT’s markets. (2) IRT’s average asking rent vs. new construction suburban rent for two-bedroom apartments; reflects Yardi Matrix data. Slide 24 (1) Median home prices from Redfin for the month of December 2023 for actual sale prices for All Home types (Single family, Townhomes and Condos). (2) Top 10 IRT Markets weighted based on NOI Exposure for IRT Budget-Actuals. (3) Homeownership Monthly Costs are calculated using Median Home Values by market are based on the zip code in which IRT’s communities are located within, PMI comes from Bank of America mortgage Calculator as of February 6, 2024. Insurance premiums and real estate taxes from Bankrate as of February 6, 2024. Slide 27 (1) This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2024 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”. Our guidance is based on the key guidance assumptions. (2) Per share guidance is based on 230.9 million weighted average shares and units outstanding. (3) Gain on sale of real estate assets includes a gain expected to be realized in Q1 2024 related to the sale of one of the properties identified as held for sale as of December 31, 2023. (4) This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements”. (5) Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO. (6) Includes $128 million related to the sale of two of the six properties identified as held for sale as of December 31, 2023 and $196 million related to the other four properties, which are under contract and expected to be sold in Q1 2024. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements”. Slide 30 (1) The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. The weighted average Rent Premium including the impact of concessions was $216. (2) Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects. (3) ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. (4) Renovations at one property comprised of 496 units in Atlanta, Georgia remain paused given current market conditions. (5) Renovation projects expected to commence during the first half of 2024. (6) We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units. Slide 31 (1) All resident demographic data is self-reported by residents. Data as of December 31, 2023. (2) Data as of the last 90 days ending December 31, 2023.

49 Definitions and Non-GAAP Financial Measure Reconciliations This presentation may contain non-U.S. generally accepted accounting principals (“GAAP”) financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this document and/or IRT’s reports filed or furnished with the SEC available at IRT’s website www.IRTLIVING.com under Investor Relations. IRT’s other SEC filings are also available through this website. Average Effective Monthly Rent per Unit Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. IRT believes average effective rent per unit is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month. Same-Store Average Occupancy Same-store average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period. EBITDA and Adjusted EBITDA EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. EBITDA and Adjusted EBITDA are each non-GAAP measures. IRT considers each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or nonoperating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs. Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”) We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs. CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, abandoned deal costs, loan premium accretion and discount amortization, debt extinguishment costs, and merger and integration costs from the determination of FFO. Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

50 Net Operating Income We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs and gains, property management expenses, and general and administrative expenses, interest expenses, and net gains on sale of assets. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. We use NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance. Same Store Properties and Same Store Portfolio We review our same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio. We may also refer to the Same Store Portfolio as the IRT Same Store Portfolio. Total Gross Assets Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands). Interest Coverage is a ratio computed by dividing Adjusted EBITDA by interest expense Net Debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (Dollars in thousands). We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis. Definitions and Non-GAAP Financial Measure Reconciliations

51 Definitions and Non-GAAP Financial Measure Reconciliations December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 Reconciliation of same-store net operating income to net income (loss) Same-store net operating income 95,907$ 93,779$ 91,076$ 90,783$ 92,868$ Non same-store net operating income 11,120 11,296 10,454 11,097 12,175 Pre-Merger STAR Portfolio NOI - - - - - Other revenue 316 232 354 239 306 Other income (expense), net (1,409) (1,547) (1,277) (683) 299 Property management expenses (6,660) (7,232) (6,818) (6,371) (6,593) General and administrative expenses (5,043) (3,660) (5,910) (8,154) (5,739) Depreciation and amortization expense (55,902) (55,546) (53,984) (53,536) (52,161) Casualty gains (losses), net (59) (35) (680) (151) 1,690 Interest expense (23,537) (22,033) (22,227) (22,124) (23,337) Gain on sale (loss on impairment) of real estate assets, net (56,263) (11,268) — 985 17,044 Gain (loss) on extinguishment of debt (124) — — — — Restructuring costs — — — (3,213) — Merger and integration costs — — — — (2,028) Net income (loss) $ (41,654) $ 3,986 $ 10,988 $ 8,872 $ 34,524 (a) Same store portfolio includes 106 properties, which represents 31,829 units. For the Three-Months Ended (a) Independence Realty Trust Inc. Reconciliation of Same-Store Net Operating Income to Net Income (loss) (Dollars in thousands)

52 Forward-Looking Statement This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements include, but are not limited to, our earnings guidance and certain actions that we expect or seek to take in connection with our portfolio optimization and deleveraging strategy and anticipated enhancements to our financial results and future growth from this strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements. Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our portfolio optimization and deleveraging strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.